As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABM Industries Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-1369354
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

551 Fifth Avenue, Suite 300

New York, New York 10176

(Address of Principal Executive Offices)

2006 Equity Incentive Plan

(Full Title of the Plan)

c/o Sarah H. McConnell, Esq.

Senior Vice President, General Counsel

and Corporate Secretary

551 Fifth Avenue, Suite 300

New York, NY 10176

(Name and Address of Agent for Service)

(212) 297-0200

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Kyoko Takahashi Lin, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, $.01 par value	2,400,000 shares	$22.49	$53,976,000.00	$6,185.65

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) covers common stock, par value $0.01 per share (“Common Stock”) of ABM Industries Incorporated (i) issuable pursuant to the 2006 Equity Incentive Plan (as amended and restated, the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on March 5, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by ABM Industries Incorporated (the “Company” or the “Registrant”) to register 2,400,000 additional shares of Common Stock, to be offered pursuant to the Company’s 2006 Equity Incentive Plan (as amended and restated, the “Plan”), which Common Stock is in addition to the (a) 2,750,000 shares of Common Stock registered on the Company’s Form S-8 filed on June 5, 2009 (File No. 333-159770) and (b) 2,500,000 shares of Common Stock registered on the Company’s Form S-8 filed on September 12, 2006 (File No. 333-137241) (collectively, the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)	The Company’s Annual Report on Form 10-K for the year ended October 31, 2011.

(2)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2011.

(3)	The description of the Company’s common stock contained in registration statements filed under the Exchange Act on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Ms. Sarah H. McConnell, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Vice President, General Counsel and Corporate Secretary for the Company and holds Common Stock of the Company and equity compensation awards with respect to the Common Stock of the Company. She has received and is eligible to receive awards under the Plan.

Item 8. Exhibits.

Exhibit Number

4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.2 of the Company’s current report on Form 8-K dated December 13, 2010, as filed on December 16, 2010, File No. 001-08929).*

5.1	Opinion of Ms. Sarah H. McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah H. McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages hereof).

99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated January 10, 2012) (incorporated herein by reference to Appendix B to the Company’s definitive proxy statement filed on February 6, 2012).*

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ABM Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of March, 2012.

ABM INDUSTRIES INCORPORATED

By:	/s/ Henrik C. Slipsager
Name: Henrik C. Slipsager
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Sarah H. McConnell and Barbara L. Smithers as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ABM Industries Incorporated to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 8th day of March, 2012 by the following persons in the following capacities.

Signature	Title	Date

/s/ Henrik Slipsager	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2012
Henrik Slipsager

/s/ James Lusk	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 8, 2012
James Lusk

/s/ Dean A. Chin	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 8, 2012
Dean A. Chin

	Director	March 8, 2012
Dan T. Bane

/s/ Linda Chavez Linda Chavez	Director	March 8, 2012

/s/ J. Philip Ferguson J. Philip Ferguson	Director	March 8, 2012

/s/ Anthony G. Fernandes Anthony G. Fernandes	Director	March 8, 2012

/s/ Luke S. Helms Luke S. Helms	Director	March 8, 2012

/s/ Maryellen C. Herringer Maryellen C. Herringer	Director	March 8, 2012

/s/ William W. Steele William W. Steele	Director	March 8, 2012

EXHIBIT INDEX

Exhibit Number

4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.2 of the Company’s current report on Form 8-K dated December 13, 2010, as filed on December 16, 2010, File No. 001-08929).*

5.1	Opinion of Ms. Sarah H. McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah H. McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages hereof).

99.1	ABM Industries Incorporated 2006 Equity Incentive Plan (as amended and restated January 10, 2012) (incorporated herein by reference to Appendix B to the Company’s definitive proxy statement filed on February 6, 2012).*

*	Incorporated by reference